UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2025

FISCALNOTE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39672	88-3772307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pennsylvania Avenue NW, 6th Floor, Washington, D.C. 20004
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202)793-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NOTE	NYSE
Warrants to purchase one share of Class A common stock	NOTE.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Exchange Agreement and Exchange Notes

On March 17, 2025 (the “Initial Issuance Date”), FiscalNote Holdings, Inc. (the “Company”) entered into a Securities Exchange Agreement (the “Exchange Agreement”) with EGT 11 LLC (the “Exchange Investor”), pursuant to which the Company (i) issued on the Initial Issuance Date, a Senior Subordinated Convertible Promissory Note (the “Initial Exchange Note”) in favor of the Exchange Investor in an aggregate principal amount of $5.5 million (the “Initial Principal Amount”) and (ii) will issue (the date of such issuance, the “Subsequent Issuance Date”), a Senior Subordinated Convertible Promissory Note (the “Subsequent Exchange Note” and together with the Initial Exchange Note, the “Exchange Notes”) in favor of the Exchange Investor in an aggregate principal amount of $269,000 (the “Subsequent Principal Amount” and together with the Initial Principal Amount, the “Principal Amount”), in each case, following the Exchange Investor’s acquisition of, and in exchange for, Subordinated Convertible Promissory Notes originally issued by FiscalNote Intermediate Holdco, Inc. (f/k/a FiscalNote Holdings, Inc.) on November 30, 2020 and February 28, 2020, respectively (the “Original Notes”). The Original Notes were assumed by the Company on July 29, 2022 pursuant to that certain Agreement and Plan of Merger, dated as of November 7, 2021, as amended by the First Amendment to Agreement and Plan of Merger, dated as of May 9, 2022, by and among FiscalNote Holdings, Inc. (f/k/a Duddell Street Acquisition Corp.), Grassroots Merger Sub, Inc. and FiscalNote Intermediate Holdco, Inc. (f/k/a FiscalNote Holdings, Inc.) (the transactions contemplated thereby, the “Business Combination”) and were, or will be in the case of the Subsequent Exchange Note, canceled by the Company upon issuance of the Exchange Notes. The Initial Exchange Note is, and the Subsequent Exchange Note will be, unsecured, mature on the three-year anniversary of the Initial Issuance Date or Subsequent Issuance Date, as the case may be, and, beginning on the six-month anniversary of the Initial Issuance Date or Subsequent Issuance Date, as the case may be (each, the “Initial Conversion Date”), will accrue interest at the applicable federal rate published by the Internal Revenue Service. The Initial Exchange Note is, and the Subsequent Exchange Note will be, contractually subordinated to the Company’s obligations under its senior secured indebtedness, and accordingly the Company’s right to make certain cash payments in connection therewith is limited by the terms of such subordination agreement.

Beginning on the applicable Initial Conversion Date, the Exchange Investor may convert the Exchange Notes into shares (“Conversion Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), based on the volume weighted average market price of the Common Stock for the 30 consecutive trading day period prior to the date of conversion. In addition, subject to certain limitations, the Company may elect to convert the Exchange Notes into Conversion Shares (the “Optional Conversion Right”) if such Conversion Shares are freely tradeable (as defined in the Exchange Notes).

Pursuant to the Exchange Agreement, the Company issued 2,475,000 shares of Common Stock (the “Fee Shares”), and will issue 121,050 Fee Shares on the Subsequent Issuance Date, in each case, to the Exchange Investor as an inducement for the Exchange Investor to exchange the Original Notes for the Exchange Notes. In addition, the Company also may be required to issue additional shares of Common Stock (the “Additional Shares”) to the Exchange Investor to the extent that the Exchange Investor’s sales of the Fee Shares and Conversion Shares within 12 months following the earlier of (i) issuance of all Conversion Shares issued pursuant to the Optional Conversion Right or (ii) the applicable Initial Conversion Date (the “Sell-Off Period”) do not generate net cash proceeds to the Exchange Investor equal to 145% of the applicable Principal Amount plus all accrued interest thereupon. If, prior to the end of the Sell-Off Period, the Company were to (i) undergo a bankruptcy or similar insolvency event, (ii) complete a change of control, merger, combination or similar transaction, or (iii) repay the Exchange Notes prior to maturity, then, in lieu of its obligation to issue the Additional Shares, the Company would be required to repurchase the applicable Fee Shares then held by the Exchange Investor for a cash amount equal to 45% of the applicable Principal Amount minus the net cash proceeds received by the Exchange Investor from any prior sales of the applicable Fee Shares. As compensation for its brokerage services provided to the Exchange Investor, the Company also issued 300,000 shares of Common Stock to Northland Securities, Inc. (the “Brokerage Fee Shares”).

The Initial Exchange Note provides, and the Subsequent Exchange Note will provide, for customary events of default, upon which repayment of the Exchange Notes may be accelerated, including failure to pay amounts due and owing under the Exchange Notes, failure to deliver the Conversion Shares, an uncured breach of any terms of the Exchange Notes, a default under certain of the Company’s other indebtedness and other customary events of default similar to those provided under the terms of the Company’s senior secured indebtedness.

The Exchange Agreement included certain customary representations, warranties and covenants with respect to the Company and the Exchange Investor. The representations, warranties and covenants contained in the Exchange Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties therein, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Exchange Agreement, when filed, will only provide investors with information regarding the terms of the Exchange Agreement, and will not provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

The foregoing description of the Exchange Agreement and the Exchange Notes does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement and the form of Exchange Note, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Registration Rights Agreement

On the Initial Issuance Date, in connection with the Exchange Agreement and the Exchange Notes, the Company also entered into a registration rights agreement with the Exchange Investor (the “Registration Rights Agreement”), requiring the Company to register for resale the Conversion Shares, Fee Shares and Additional Shares, if any. With respect to the Conversion Shares and the Fee Shares, the Company is required to file a resale registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with the SEC within seven days following the Company’s filing of its definitive proxy statement on Schedule 14A related to the Company’s 2025 annual meeting of stockholders, but in no event later than April 20, 2025. If the Subsequent Issuance Date does not occur prior to the filing of such initial resale registration statement, the Company is required to file a second resale registration statement within seven days following the Subsequent Issuance Date to register for resale the subsequently issued Conversion Shares and Fee Shares. Additionally, the Company is required to file an additional resale registration statement within seven days of the issuance of any Additional Shares.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of the Exchange Notes, the Fee Shares, Conversion Shares, Additional Shares, if any, and the Brokerage Fee Shares were or will be effected pursuant to an exemption under Section 4(a)(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCALNOTE HOLDINGS, INC.

By:	/s/ Todd Aman
Name:	Todd Aman
Title:	SVP, General Counsel & Secretary

Date: March 21, 2025